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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use of our report dated April 15, 2013, with respect to the consolidated balance sheet of Plymouth Opportunity REIT, Inc. and subsidiaries as of December 31, 2012 and the related consolidated income statement, consolidated statements of equity, and cash flows for the year ended December 31, 2012 included in this Registration Statement on Form S-11 of Plymouth Industrial REIT, Inc. and to the reference to our firm under the heading "Experts" in the preliminary prospectus.

/s/ KPMG LLP

Boston, Massachusetts
February 5, 2015

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM